Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES THIRD QUARTER EARNINGS OF $0.40 PER SHARE; DECLARES CASH DIVIDEND

NORWICH, NY (October 26, 2009) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the three months ended September 30, 2009 of $0.40 per share, as compared with $0.46 per share for the three months ended September 30, 2008.  Annualized return on average assets and return on average equity were 0.99% and 11.01%, respectively, for the three months ended September 30, 2009, compared with 1.13% and 14.58%, respectively, for the three months ended September 30, 2008.  Net income for the three months ended September 30, 2009 was $13.6 million, down $1.5 million, or 10.0%, from $15.1 million for the third quarter last year.

Net income per diluted share for the nine months ended September 30, 2009 was $1.13 per share, as compared with $1.34 per share for the nine months ended September 30, 2008.  Annualized return on average assets and return on average equity were 0.95% and 10.89%, respectively, for the nine months ended September 30, 2009, compared with 1.11% and 14.26%, respectively, for the nine months ended September 30, 2008.  Net income for the nine months ended September 30, 2009 was $38.2 million, down $5.2 million, or 12.1%, from the nine months ended September 30, 2008.

For the three months ended September 30, 2009, FDIC expenses increased $0.9 million over the three months ended September 30, 2008.  For the nine months ended September 30, 2009, FDIC expenses increased $6.1 million over the nine months ended September 30, 2008, including the special assessment of approximately $2.5 million.  The FDIC premium increases and special assessment had a $0.02 and $0.13 effect on diluted earnings per share for the three months ended September 30, 2009 and for the nine months ended September 30, 2009, respectively.  For the three months ended September 30, 2009, pension expenses increased $0.7 million over the three months ended September 30, 2008.  For the nine months ended September 30, 2009, pension expenses increased $2.2 million over the nine months ended September 30, 2008.  The pension expense increases had a $0.01 and $0.04 effect on diluted earnings per share for the three months ended September 30, 2009 and for the nine months ended September 30, 2009, respectively.

NBT President and CEO Martin Dietrich said: “I am pleased with our performance through the first three quarters of 2009. Our overall earnings are at a level similar to our record year in 2008, except for increased FDIC and pension expenses. Like all FDIC-insured institutions, our results have been affected by significantly higher FDIC premiums. Despite these higher premiums, we have been able to maintain a strong net interest margin, control our expenses and keep a watchful eye on asset quality. Our focus on these fundamentals is helping to maintain the overall strength of our balance sheet. Our ongoing efforts to grow noninterest income have been bolstered in part by the impact of our acquisition of the Mang Insurance Agency, LLC.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at September 30, 2009 were $39.2 million or 1.08% of total loans and leases compared with $40.2 million or 1.10% at June 30, 2009, and $26.5 million or 0.73% at December 31, 2008.  The increase in nonperforming loans at September 30, 2009 as compared with December 31, 2008 was primarily the result of an increase in nonaccrual loans, due mostly to three commercial credits and four agricultural credits which were identified as potential problem loans in prior quarters as well as an increase in retail nonaccruals.  The three commercial credits consist of a community center, a physical therapy office and a real estate holding company.  The allowance for loan and lease losses totaled $64.7 million at September 30, 2009, $62.7 million at June 30, 2009, and $58.6 million at December 31, 2008.  The increase from December 31, 2008 was mostly due to an increase in specific reserves on two of the aforementioned commercial credits and two of the aforementioned agricultural credits, in addition to increased reserve levels on certain types of consumer loans.  These specific reserves, along with worsening economic conditions, also contributed to the increase in the Company’s allowance for loan and lease losses as a percentage of loans, which was 1.79% of loans and leases at September 30, 2009, 1.72% at June 30, 2009, and 1.60% at December 31, 2008.  Past due loans as a percentage of total loans increased to 1.00% at September 30, 2009, as compared with 0.81% at June 30, 2009 and 0.91% at December 31, 2008.

The Company recorded a provision for loan and lease losses of $9.1 million during the third quarter of 2009 compared with $9.2 million during the second quarter of 2009, and $7.2 million during the third quarter of 2008.  The increase in the provision for loan and lease losses for the three months ended September 30, 2009 as compared with the three months ended September 30, 2008 was due primarily to an increase in net charge-offs which totaled $7.2 million for the three month period ending September 30, 2009, up from $5.9 million for the three months ending September 30, 2008, due primarily to a charge-off related to one large agricultural loan during the third quarter of 2009.  Net charge-offs to average loans and leases for the three months ended September 30, 2009 were 0.79%, compared with 0.65% for the three months ended September 30, 2008.

The Company recorded a provision for loan and lease losses of $24.8 million during the nine months ended September 30, 2009 compared with $19.5 million during the nine months ended September 30, 2008.  The increase in the provision for loan and lease losses for the nine months ended September 30, 2009 was due primarily to the aforementioned charge-off and an increase in specific reserves on certain impaired loans, along with worsening economic conditions.  Net charge-offs totaled $18.7 million for the nine month period ending September 30, 2009, up from $17.8 million for the nine months ending September 30, 2008.  Net charge-offs to average loans and leases for the nine months ended September 30, 2009 were 0.68%, compared with 0.67% for the nine months ended September 30, 2008.

Net Interest Income

Net interest income was up 3.5% to $48.7 million for the three months ended September 30, 2009 compared with $47.0 million for the three months ended September 30, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 3.98% for the three months ended September 30, 2009, as compared with 3.94% for the three months ended September 30, 2008.  In addition, the Company experienced a 1.9% growth in average earning assets for the three months ending September 30, 2009 as compared with the three months ending September 30, 2008, due primarily to increases in average loans and leases and average short-term interest bearing accounts.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 9 bp on our net interest margin for the three months ended September 30, 2009.

Although the yield on interest earning assets decreased 61 basis points, the yield on interest bearing liabilities declined 74 basis points, which contributed to the increase in the net interest margin for the three months ended September 30, 2009 compared to the same period for 2008.  The yield on time deposits was 2.57% for the three months ended September 30, 2009, as compared with 3.47% for the three months ended September 30, 2008.  The yield on money market deposit accounts was 1.28% for the three months ended September 30, 2009, as compared with 1.83% for the three months ended September 30, 2008.  The yield on short term borrowings declined 154 basis points for the three months ended September 30, 2009 as compared to the three months ended September 30, 2008 as a result of the 175 basis point drop in the Fed Funds Target Rate from 2.00% at September 30, 2008 to 0.25% at September 30, 2009.

Net interest income was up 5.6% to $144.8 million for the nine months ended September 30, 2009 compared with $137.1 million for the nine months ended September 30, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 4.00% for the nine months ended September 30, 2009, as compared with 3.91% for the nine months ended September 30, 2008.  In addition, the Company experienced a 2.8% growth in average earning assets for the nine months ending September 30, 2009 as compared with the nine months ending September 30, 2008, due primarily to increases in average loans and leases and short term interest bearing accounts.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 7 bp on our net interest margin for the nine months ended September 30, 2009.

Although the yield on interest earning assets decreased 59 basis points, the yield on interest bearing liabilities declined 80 basis points, which contributed to the increase in the net interest margin for the nine months ended September 30, 2009 compared to the same period for 2008.  The yield on time deposits was 2.75% for the nine months ended September 30, 2009, as compared with 3.80% for the nine months ended September 30, 2008.  The yield on money market deposit accounts was 1.32% for the nine months ended September 30, 2009, as compared with 1.95% for the nine months ended September 30, 2008.    The yield on short term borrowings declined 209 basis points for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 as a result of the aforementioned drop in the Fed Funds Target Rate.

Noninterest Income

Noninterest income for the three months ended September 30, 2009 was $20.9 million, up $1.9 million or 10.0% from $19.0 million for the same period in 2008.  The increase in noninterest income was due primarily to an increase in insurance and broker/dealer revenue, which increased approximately $2.0 million for the three month period ended September 30, 2009 as compared with the three month period ended September 30, 2008.  This increase was due primarily to revenue generated by Mang Insurance Agency, LLC, which was acquired on September 1, 2008.  In addition, retirement plan administration fees increased approximately $1.0 million for the three month period ended September 30, 2009 as compared with the three month period ended September 30, 2008 as a result of organic growth from new business.  These increases were partially offset by a decrease in net securities gains of approximately $1.4 million for the three months ended September 30, 2009 as compared with the three months ended September 30, 2008.

Noninterest income for the nine months ended September 30, 2009 was $60.3 million, up $8.8 million or 17.1% from $51.5 million for the same period in 2008.  The increase in noninterest income was due primarily to an increase in insurance and broker/dealer revenue, which increased approximately $9.1 million for the nine month period ended September 30, 2009 as compared with the nine month period ended September 30, 2008.  This increase was due primarily to revenue generated by Mang Insurance Agency, LLC as previously mentioned.  In addition, retirement plan administration fees increased approximately $1.5 million for the nine month period ended September 30, 2009 as compared with the nine month period ended September 30, 2008 as a result of organic growth from new business.  These increases were partially offset by a decrease in net securities gains of approximately $1.4 million for the nine months ended September 30, 2009 as compared with the nine months ended September 30, 2008.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended September 30, 2009 was $41.0 million, up from $37.1 million for the same period in 2008.  FDIC expenses increased approximately $0.9 million for the three months ended September 30, 2009, compared with the same period in 2008 due to recurring FDIC premiums, which increased to $1.5 million for the three months ended September 30, 2009 as compared with $0.6 million for the same period last year.  Salaries and employee benefits increased $4.4 million, or 26.2%, for the three months ended September 30, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and de novo branch activity.  In addition, the Company experienced an increase of approximately $0.7 million in pension expenses for the three months ended September 30, 2009 as compared with the same period in 2008.  Amortization of intangible assets was $0.8 million for the three months ended September 30, 2009, up from $0.5 million for same period in 2008 due to the aforementioned acquisition.    In addition, professional fees and outside services expenses increased approximately $0.5 million, or 22.0%, for the three months ended September 30, 2009 as compared with the three months ended September 30, 2008.  This increase was due primarily to non-recurring systems consulting services.  These increases were partially offset by an impairment on lease residual assets incurred during the third quarter of 2008 totaling $2.0 million.  The increases were also partially offset by a decrease in other operating expenses.  For the three month period ended September 30, 2009, other operating expenses totaled $3.7 million, down $1.0 million or 20.0%, from $4.7 million for the three months ended September 30, 2008.  This decrease resulted primarily from a decrease in losses incurred from sales of certain returned lease vehicles totaling approximately $0.9 million during the third quarter of 2008, due to reduced values of the vehicles.  Income tax expense for the three month period ended September 30, 2009 was $5.8 million, down from $6.7 million for the same period in 2008.  The effective rates were 30.0% and 30.7% for the three month periods ended September 30, 2009 and 2008, respectively.

Noninterest expense for the nine months ended September 30, 2009 was $125.3 million, up from $106.5 million for the same period in 2008.  FDIC expenses increased approximately $6.1 million for the nine months ended September 30, 2009, compared with the same period in 2008.  This increase was due to the special assessment imposed by the FDIC totaling approximately $2.5 million during the second quarter of 2009, in addition to increased recurring FDIC premiums.  Salaries and employee benefits increased $12.1 million, or 24.0%, for the nine months ended September 30, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and de novo branch activity.  In addition, the Company experienced increases of approximately $2.2 million and $0.9 million in pension and medical expenses, respectively, for the nine months ended September 30, 2009 as compared with the same period in 2008.  Amortization of intangible assets was $2.5 million for the nine months ended September 30, 2009, up from $1.2 million for same period in 2008 due to the aforementioned acquisition.  Occupancy expenses were up approximately $0.9 million for the nine months ended September 30, 2009 as compared with the nine months ended September 30, 2008.  This increase was due primarily to the aforementioned acquisition and de novo branch activity during the period.  Income tax expense for the nine month period ended September 30, 2009 was $16.9 million, down from $19.2 million for the same period in 2008.  The effective rates were 30.7% and 30.6% for the nine month periods ended September 30, 2009 and 2008, respectively.

Balance Sheet

Total assets were $5.5 billion at September 30, 2009, up $148.3 million or 2.8% from $5.3 billion at December 31, 2008.  Loans and leases were $3.6 billion at September 30, 2009 and December 31, 2008.  The Company experienced a shift from residential real estate mortgages, which decreased by approximately $84.7 million, or 11.7%, from December 31, 2008 to September 30, 2009, to consumer loans, which increased by approximately $75.6 million, or 9.5%, from December 31, 2008 to September 30, 2009.  Total deposits were $4.1 billion at September 30, 2009, up $181.2 million or 4.6% from December 31, 2008.  The increase from December 31, 2008 was due in large part to a $318.9 million, or 16.9%, increase in NOW, savings and money market accounts, partially offset by a $196.6 million decrease in time deposits.  Stockholders’ equity was $497.5 million, representing a total equity-to-total assets ratio of 9.07% at September 30, 2009, compared with $431.8 million or a total equity-to-total assets ratio of 8.09% at December 31, 2008.  The increase in stockholders’ equity was due in large part to the Company completing a public offering of 1,576,230 shares of its common stock on April 1, 2009 and raising approximately $33.5 million in net proceeds.

Stock Repurchase Program

Today, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, effective January 1, 2010, as market conditions warrant in open market and privately negotiated transactions.  The plan expires on December 31, 2011.  At September 30, 2009, there were 1,000,000 shares available for repurchase under a previously announced stock repurchase plan.  This plan was authorized on January 28, 2008 in the amount of 1,000,000 shares and expires on December 31, 2009.  The Company made no purchases of its common stock securities during the nine months ended September 30, 2009.

Dividend Declared

The NBT Board of Directors declared a 2009 fourth-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on December 15, 2009, to shareholders of record as of December 1, 2009.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.5 billion at September 30, 2009. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 84 NBT Bank offices in upstate New York, 38 Pennstar Bank offices in northeastern Pennsylvania and a regional office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2009	2008	Net Change	Percent Change
	(dollars in thousands, except per share data)

Three Months Ended September 30,
Net Income	$13,578	$15,083	$(1,505)	-10%
Diluted Earnings Per Share	$0.40	$0.46	$(0.06)	-13%
Weighted Average Diluted Common Shares Outstanding	34,342,125	32,453,307	1,888,818	6%
Return on Average Assets (1)	0.99%	1.13%	-0.14%	-12%
Return on Average Equity (1)	11.01%	14.58%	-3.57%	-24%
Net Interest Margin (2)	3.98%	3.94%	0.04%	1%

Nine Months Ended September 30,
Net Income	$38,210	$43,456	$(5,246)	-12%
Diluted Earnings Per Share	$1.13	$1.34	$(0.21)	-16%
Weighted Average Diluted Common Shares Outstanding	33,780,769	32,315,744	1,465,025	5%
Return on Average Assets	0.95%	1.11%	-0.16%	-14%
Return on Average Equity	10.89%	14.26%	-3.37%	-24%
Net Interest Margin (2)	4.00%	3.91%	0.09%	2%

Asset Quality	September 30, 2009	June 30, 2009	December 31, 2008
Nonaccrual Loans	$35,614	$37,646	$24,191
90 Days Past Due and Still Accruing	$3,543	$2,529	$2,305
Total Nonperforming Loans	$39,157	$40,175	$26,496
Other Real Estate Owned	$3,319	$1,688	$665
Total Nonperforming Assets	$42,476	$41,863	$27,161
Past Due Loans	$36,252	$29,545	$33,098
Allowance for Loan and Lease Losses	$64,650	$62,734	$58,564
Year-to-Date (YTD) Net Charge-Offs	$18,665	$11,480	$22,800
Allowance for Loan and Lease Losses to Total Loans and Leases	1.79%	1.72%	1.60%
Total Nonperforming Loans to Total Loans and Leases	1.08%	1.10%	0.73%
Total Nonperforming Assets to Total Assets	0.77%	0.77%	0.51%
Past Due Loans to Total Loans and Leases	1.00%	0.81%	0.91%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	165.10%	156.15%	221.03%
Net Charge-Offs to YTD Average Loans and Leases	0.68%	0.63%	0.64%

Capital
Equity to Assets	9.07%	8.09%
Book Value Per Share	$14.49	$13.24
Tangible Book Value Per Share	$10.52	$9.01
Tier 1 Leverage Ratio	8.30%	7.17%
Tier 1 Capital Ratio	11.20%	9.75%
Total Risk-Based Capital Ratio	12.46%	11.00%

Quarterly Common Stock Price	2009		2008		2007
Quarter End	High	Low	High	Low	High	Low
March 31	$28.37	$15.42	$23.65	$17.95	$25.81	$21.73
June 30	$25.22	$20.49	25.00	20.33	23.45	21.80
September 30	$24.16	$20.57	36.47	19.05	23.80	17.10
December 31			30.83	21.71	25.00	20.58

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	September 30, 2009	December 31, 2008	Net Change	Percent Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,615,890	$3,651,911	$(36,021)	-1%
Earning Assets	$5,036,086	$4,933,099	$102,987	2%
Total Assets	$5,484,387	$5,336,088	$148,299	3%
Deposits	$4,104,473	$3,923,258	$181,215	5%
Stockholders’ Equity	$497,542	$431,845	$65,697	15%

	2009	2008
Average Balances	(dollars in thousands, except per share data)
Three Months Ended September 30,
Loans and Leases	$3,627,803	$3,605,700	$22,103	1%
Securities Available For Sale (excluding unrealized gains or losses)	$1,082,655	$1,116,089	$(33,434)	-3%
Securities Held To Maturity	$161,915	$148,397	$13,518	9%
Trading Securities	$2,109	$2,266	$(157)	-7%
Regulatory Equity Investment	$37,372	$40,401	$(3,029)	-7%
Short-Term Interest Bearing Accounts	$99,501	$4,077	$95,424	2341%
Total Earning Assets	$5,009,246	$4,914,664	$94,582	2%
Total Assets	$5,415,374	$5,301,640	$113,734	2%
Interest Bearing Deposits	$3,316,011	$3,258,301	$57,710	2%
Non-Interest Bearing Deposits	$737,064	$706,803	$30,261	4%
Short-Term Borrowings	$132,459	$154,567	$(22,108)	-14%
Long-Term Borrowings	$660,838	$701,155	$(40,317)	-6%
Total Interest Bearing Liabilities	$4,109,308	$4,114,023	$(4,715)	0%
Stockholders’ Equity	$489,140	$411,459	$77,681	19%

Average Balances
Nine Months Ended September 30,
Loans and Leases	$3,646,437	$3,544,787	$101,650	3%
Securities Available For Sale (excluding unrealized gains or losses)	$1,085,746	$1,112,582	$(26,836)	-2%
Securities Held To Maturity	$146,350	$153,010	$(6,660)	-4%
Trading Securities	$1,801	$2,388	$(587)	-25%
Regulatory Equity Investment	$38,143	$39,730	$(1,587)	-4%
Short-Term Interest Bearing Accounts	$76,523	$6,517	$70,006	1074%
Total Earning Assets	$4,993,199	$4,856,626	$136,573	3%
Total Assets	$5,405,331	$5,236,130	$169,201	3%
Interest Bearing Deposits	$3,336,644	$3,229,338	$107,306	3%
Non-Interest Bearing Deposits	$708,513	$678,277	$30,236	4%
Short-Term Borrowings	$133,668	$238,200	$(104,532)	-44%
Long-Term Borrowings	$683,830	$615,383	$68,447	11%
Total Interest Bearing Liabilities	$4,154,142	$4,082,921	$71,221	2%
Stockholders’ Equity	$469,236	$407,127	$62,109	15%

NBT Bancorp Inc. and Subsidiaries	September 30,	December 31,
Consolidated Balance Sheets (unaudited)	2009	2008
(in thousands)

ASSETS
Cash and due from banks	$127,001	$107,409
Short term interest bearing accounts	118,224	2,987
Securities available for sale, at fair value	1,132,423	1,119,665
Securities held to maturity (fair value of $170,851 and $141,308at September 30, 2009 and December 31, 2008, respectively)	168,658	140,209
Trading securities	2,263	1,407
Federal Reserve and Federal Home Loan Bank stock	37,103	39,045
Loans and leases	3,615,890	3,651,911
Less allowance for loan and lease losses	64,650	58,564
Net loans and leases	3,551,240	3,593,347
Premises and equipment, net	65,652	65,241
Goodwill	114,942	114,838
Intangible assets, net	21,371	23,367
Bank owned life insurance	73,430	72,276
Other assets	72,080	56,297
TOTAL ASSETS	$5,484,387	$5,336,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$744,383	$685,495
Savings, NOW, and money market	2,204,456	1,885,551
Time	1,155,634	1,352,212
Total deposits	4,104,473	3,923,258
Short-term borrowings	147,792	206,492
Long-term debt	579,712	632,209
Trust preferred debentures	75,422	75,422
Other liabilities	79,446	66,862
Total liabilities	4,986,845	4,904,243

Total stockholders' equity	497,542	431,845

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,484,387	$5,336,088

	Three months ended		Nine months ended
NBT Bancorp Inc. and Subsidiaries	September 30,		September 30,
Consolidated Statements of Income (unaudited)	2009	2008	2009	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$54,666	$58,154	$164,963	$173,991
Securities available for sale	11,116	13,451	35,162	40,614
Securities held to maturity	1,239	1,343	3,682	4,335
Other	615	673	1,582	2,187
Total interest, fee and dividend income	67,636	73,621	205,389	221,127
Interest expense:
Deposits	12,002	18,351	38,964	59,761
Short-term borrowings	142	763	413	4,465
Long-term debt	5,761	6,310	17,956	16,241
Trust preferred debentures	1,049	1,154	3,211	3,547
Total interest expense	18,954	26,578	60,544	84,014
Net interest income	48,682	47,043	144,845	137,113
Provision for loan and lease losses	9,101	7,179	24,751	19,460
Net interest income after provision for loan and lease losses	39,581	39,864	120,094	117,653
Noninterest income:
Trust	1,668	1,720	4,838	5,593
Service charges on deposit accounts	7,110	7,414	20,357	20,877
ATM and debit card fees	2,443	2,334	6,993	6,656
Insurance and broker/dealer revenue	4,368	2,338	13,926	4,811
Net securities gains	129	1,510	146	1,543
Bank owned life insurance income	683	923	2,225	2,438
Retirement plan administration fees	2,412	1,461	6,347	4,840
Other	2,037	1,262	5,453	4,718
Total noninterest income	20,850	18,962	60,285	51,476
Noninterest expense:
Salaries and employee benefits	21,272	16,850	62,646	50,526
Office supplies and postage	1,426	1,322	4,385	3,992
Occupancy	3,481	3,359	11,256	10,396
Equipment	1,997	1,908	6,024	5,595
Professional fees and outside services	2,691	2,205	7,820	7,825
Data processing and communications	3,305	3,155	9,924	9,440
Amortization of intangible assets	827	462	2,465	1,231
Loan collection and other real estate owned	755	505	2,177	1,802
Impairment on lease residual assets	-	2,000	-	2,000
FDIC expenses	1,535	614	7,096	986
Other operating	3,743	4,678	11,483	12,722
Total noninterest expense	41,032	37,058	125,276	106,515
Income before income taxes	19,399	21,768	55,103	62,614
Income taxes	5,821	6,685	16,893	19,158
Net income	$13,578	$15,083	$38,210	$43,456
Earnings Per Share:
Basic	$0.40	$0.47	$1.14	$1.36
Diluted	$0.40	$0.46	$1.13	$1.34

NBT Bancorp Inc. and Subsidiaries	3Q	2Q	1Q	4Q	3Q
Quarterly Consolidated Statements of Income (unaudited)	2009	2009	2009	2008	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$54,666	$54,886	$55,411	$58,164	$58,154
Securities available for sale	11,116	11,671	12,375	13,434	13,451
Securities held to maturity	1,239	1,209	1,234	1,253	1,343
Other	615	606	361	436	673
Total interest, fee and dividend income	67,636	68,372	69,381	73,287	73,621
Interest expense:
Deposits	12,002	13,123	13,839	16,371	18,351
Short-term borrowings	142	124	147	382	763
Long-term debt	5,761	5,998	6,197	6,401	6,310
Trust preferred debentures	1,049	1,076	1,086	1,200	1,154
Total interest expense	18,954	20,321	21,269	24,354	26,578
Net interest income	48,682	48,051	48,112	48,933	47,043
Provision for loan and lease losses	9,101	9,199	6,451	7,721	7,179
Net interest income after provision for loan and lease losses	39,581	38,852	41,661	41,212	39,864
Noninterest income:
Trust	1,668	1,761	1,409	1,685	1,720
Service charges on deposit accounts	7,110	6,950	6,297	7,266	7,414
ATM and debit card fees	2,443	2,368	2,182	2,176	2,334
Insurance and broker/dealer revenue	4,368	4,220	5,338	3,915	2,338
Net securities gains (losses)	129	17	-	(8)	1,510
Bank owned life insurance income	683	670	872	2,484	924
Retirement plan administration fees	2,412	2,194	1,741	1,468	1,461
Other	2,037	1,665	1,751	1,244	1,261
Total noninterest income	20,850	19,845	19,590	20,230	18,962
Noninterest expense:
Salaries and employee benefits	21,272	19,947	21,427	20,633	16,850
Office supplies and postage	1,426	1,429	1,530	1,354	1,322
Occupancy	3,481	3,610	4,165	3,385	3,359
Equipment	1,997	2,005	2,022	1,944	1,908
Professional fees and outside services	2,691	2,407	2,722	2,651	2,205
Data processing and communications	3,305	3,324	3,295	3,254	3,155
Amortization of intangible assets	827	825	813	874	462
Loan collection and other real estate owned	755	674	748	692	505
Impairment on lease residual assets	-	-	-	-	2,000
FDIC expenses	1,535	4,032	1,529	827	614
Other operating	3,743	3,686	4,054	4,684	4,678
Total noninterest expense	41,032	41,939	42,305	40,298	37,058
Income before income taxes	19,399	16,758	18,946	21,144	21,768
Income taxes	5,821	5,198	5,874	6,247	6,685
Net income	$13,578	$11,560	$13,072	$14,897	$15,083
Earnings per share:
Basic	$0.40	$0.34	$0.40	$0.46	$0.47
Diluted	$0.40	$0.34	$0.40	$0.45	$0.46

Three months ended September 30,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$99,501	$74	0.30%	$4,077	$20	1.95%
Securities available for sale (1)(excluding unrealized gains or losses)	1,082,655	11,859	4.35%	1,116,089	14,159	5.05%
Securities held to maturity (1)	161,915	1,871	4.58%	148,397	2,026	5.43%
Investment in FRB and FHLB Banks	37,372	541	5.74%	40,401	653	6.43%
Loans and leases (2)	3,627,803	54,857	6.00%	3,605,700	58,371	6.44%
Total interest earning assets	5,009,246	$69,202	5.48%	4,914,664	$75,229	6.09%
Trading securities	2,109			2,266
Other assets	$404,019			384,710
Total assets	$5,415,374			$5,301,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,025,345	$3,317	1.28%	$779,954	$3,593	1.83%
NOW deposit accounts	$582,307	694	0.47%	491,673	1,060	0.86%
Savings deposits	$509,258	217	0.17%	474,602	514	0.43%
Time deposits	1,199,101	7,774	2.57%	1,512,072	13,184	3.47%
Total interest bearing deposits	3,316,011	12,002	1.44%	3,258,301	18,351	2.24%
Short-term borrowings	$132,459	142	0.42%	154,567	763	1.96%
Trust preferred debentures	$75,422	1,049	5.52%	75,422	1,154	6.09%
Long-term debt	$585,416	5,761	3.90%	625,733	6,310	4.01%
Total interest bearing liabilities	4,109,308	$18,954	1.83%	4,114,023	$26,578	2.57%
Demand deposits	$737,064			706,803
Other liabilities	$79,862			69,355
Stockholders' equity	489,140			411,459
Total liabilities and stockholders' equity	$5,415,374			$5,301,640
Net interest income (FTE)		50,248			48,651
Interest rate spread			3.64%			3.52%
Net interest margin			3.98%			3.94%
Taxable equivalent adjustment		1,566			1,608
Net interest income		48,682			$47,043

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Nine months ended September 30,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$76,523	$150	0.26%	$6,517	$145	2.98%
Securities available for sale (1)(excluding unrealized gains or losses)	1,085,746	37,399	4.61%	1,112,582	42,689	5.13%
Securities held to maturity (1)	146,350	5,553	5.07%	153,010	6,544	5.71%
Investment in FRB and FHLB Banks	38,143	1,432	5.02%	39,730	2,042	6.87%
Loans and leases (2)	3,646,437	165,578	6.07%	3,544,787	174,635	6.58%
Total interest earning assets	4,993,199	$210,112	5.63%	4,856,626	$226,055	6.22%
Trading securities	1,801			2,388
Other assets	$410,331			377,116
Total assets	$5,405,331			$5,236,130

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$995,233	$9,806	1.32%	$736,313	$10,724	1.95%
NOW deposit accounts	$571,478	2,328	0.54%	464,396	2,943	0.85%
Savings deposits	$497,040	631	0.17%	469,335	1,780	0.51%
Time deposits	1,272,893	26,199	2.75%	1,559,294	44,314	3.80%
Total interest bearing deposits	3,336,644	38,964	1.56%	3,229,338	59,761	2.47%
Short-term borrowings	$133,668	413	0.41%	238,200	4,465	2.50%
Trust preferred debentures	$75,422	3,211	5.69%	75,422	3,547	6.28%
Long-term debt	$608,408	17,956	3.95%	539,961	16,241	4.02%
Total interest bearing liabilities	4,154,142	$60,544	1.95%	4,082,921	$84,014	2.75%
Demand deposits	$708,513			678,277
Other liabilities	$73,440			67,805
Stockholders' equity	469,236			407,127
Total liabilities and stockholders' equity	$5,405,331			$5,236,130
Net interest income (FTE)		149,568			142,041
Interest rate spread			3.67%			3.47%
Net interest margin			4.00%			3.91%
Taxable equivalent adjustment		4,723			4,928
Net interest income		$144,845			$137,113

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	September 30, 2009	December 31, 2008
Residential real estate mortgages	$638,001	$722,723
Commercial	545,001	572,059
Commercial real estate mortgages	683,623	669,720
Real estate construction and development	77,391	67,859
Agricultural and agricultural real estate mortgages	122,691	113,566
Consumer	870,766	795,123
Home equity	609,571	627,603
Lease financing	68,846	83,258
Total loans and leases	$3,615,890	$3,651,911